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                                                                    Exhibit 3.57
                                     BYLAWS
                                       OF

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                            ARTICLE I - STOCKHOLDERS

                  Section 1.   Annual Meeting.

                  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to, initially, the date of incorporation, and thereafter, the most recent annual meeting of stockholders.

                  Section 2.   Special Meetings.

                  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairperson or the President or as otherwise provided by law or the Certificate of Incorporation and shall be held at such place within Delaware, on such date, and at such time as they or he or she shall fix, and a majority of the stockholders may call a special meeting in accordance with
Section 4 of Article II of these bylaws.

                  Section 3.   Notice of Meetings.

                  Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 4.   Quorum.

                  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

                  If a quorum shall fail to attend any meeting, the Chairperson of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place within Delaware, date, or time.

                  If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.
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                  Section 5.   Organization.

                  The Chairperson of the Board or, in the absence of such Chairperson, the President of the Corporation or, in the President's absence, such person as may be chosen by the Board, or if not so chosen, as selected by holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairperson of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairperson of the meeting appoints.

                  Section 6.   Conduct of Business.

                  The Chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

                  Section 7.   Proxies and Voting.

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder's name on the record date for the meeting, except as otherwise provided herein or required by law.

                  All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairperson of the meeting.

                  No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period.

                  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

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                  Section 8.   Stock List.

                  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                  Section 9.   Consent of Stockholders in Lieu of Meeting.

                  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                         ARTICLE II - BOARD OF DIRECTORS

                  Section 1.   Number and Term of Office.

                  The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be five (5). Each director shall be elected for a term of one year and until such director's successor is elected and qualified, except as otherwise provided herein or required by law.

                  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.
                  Section 2.   Vacancies.

                  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until such director's successor is elected and qualified.

                  Section 3.   Regular Meetings.

                  Regular meetings of the Board of Directors shall be held at such place or places within Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

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                  Section 4.   Special Meetings.

                  Special meetings of the Board of Directors may be called only by the Chairperson, the President, or their respective delegates, a majority of the directors or a majority of the stockholders and shall be held at such place within Delaware, on such date, and at such time as the authorized person(s) calling such meeting shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing, telecopying or sending by overnight courier the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                  Section 5.   Quorum.

                  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place within Delaware, date, or time, without further notice or waiver thereof.

                  Section 6. Participation in Meetings by Conference Telephone.

                  Notwithstanding any provision of these bylaws to the contrary, members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting; provided that a majority of the quorum is physically present in Delaware.

                  Section 7.   Chairperson of the Board.

                  The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairperson of the Board (the "Chairperson") who shall be a director and who shall hold office until the next annual meeting of the Board and until such Chairperson's successor is elected and qualified or until such Chairperson's earlier resignation or removal by act of the Board. The Chairperson shall preside at meetings of the stockholders and the Board. In the absence of the Chairperson, the President shall preside at meetings of the stockholders and the Board, or in the President's absence, such person as designated by the Board of Directors in accordance with these bylaws.

                  Section 8.   Conduct of Business.

                  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  Section 9.   Compensation of Directors.

                  Directors may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                  Section 10.  Removal of Directors.

                  Any director of the Corporation may be removed at any time, with or without cause, by a majority vote of the stockholders.

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                            ARTICLE III - COMMITTEES

                  Section 1.   Committees of the Board of Directors.

                  The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in such member's place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

                  Section 2.   Officers' Committees.

                  Subject to the approval of the Board, the Chairperson may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairpersonships, vice chairpersonships and secretaryships and such duties and powers as the Chairperson may, from time to time, designate and prescribe. The Board or the Chairperson may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

                  Section 3.   Conduct of Business.

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                              ARTICLE IV - OFFICERS

                  Section 1.   Generally.

                  The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers, including, for example, Vice Presidents, Assistant Treasurers and Assistant Secretaries, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.

                  One person may hold more than one of the offices specified in this section and may have such other titles as the Board of Directors may determine.

                  Section 2.   President.

                  The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the President by the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

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                  Section 3.   Vice President.

                  There may be such number of Vice Presidents as the Board of Directors shall appoint. Any such Vice President shall have such powers and duties as may be delegated to the Vice President by the Board of Directors. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President's absence or disability. In the absence of the Chairperson and the President, one Vice President so designated by the Board of Directors shall preside at meetings of the stockholders and the Board of Directors.

                  Section 4.   Treasurer/Assistant Treasurer.

                  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may also elect an Assistant Treasurer, if deemed necessary or appropriate, who shall have such powers and duties of the Treasurer, as determined by the Board of Directors.

                  Section 5.   Secretary/Assistant Secretary.

                  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may also elect an Assistant Secretary, if deemed necessary or appropriate, who shall have such powers and duties of the Secretary, as determined by the Board of Directors.

                  Section 6.   Delegation of Authority.

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                  Section 7.   Removal.

                  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

                  Section 8. Action with Respect to Securities of Other Corporations.

                  Unless otherwise directed by the Board of Directors, the President or any Vice President, or their respective delegates, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


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                                ARTICLE V - STOCK

                  Section 1.   Certificates of Stock.
                  Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President and the Secretary, or such other officers as authorized by the Board, certifying the number of shares owned by such stockholder.

                  Section 2.   Transfers of Stock.

                  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article V, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                  Section 3.   Record Date.

                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 4.   Lost, Stolen or Destroyed Certificates.

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                  Section 5.   Regulations.

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

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                        ARTICLE VI - PURPOSES AND POWERS

                  Section 1.   Purposes and Powers.

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation's activities shall be confined to the maintenance and management of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under, Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law; provided further that the Corporation shall be empowered to conduct such other activities as permitted by said Section 1902(b)(8) or the corresponding provision of any subsequent law in such manner to qualify for exemption from income taxation under said Section 1902(b)(8) or the corresponding provision of any subsequent law. For purposes of this Section "intangible investments" shall include, without limitation, investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations), patents, patent applications, trademarks, trade names and similar types of intangible assets.

                   ARTICLE VII - INDEMNIFICATION AND INSURANCE

                  Section 1.  Scope.

                  Except as prohibited by law, every person shall be entitled as of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such officer or director of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to subsequent determination of the right to be so indemnified. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time determines that such person is entitled to the benefits of this Article. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                  Section 2.  Means of Indemnification.

                  The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  Section 3.  Agreement for Indemnification.

                  The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification, including advancement of expenses, of present or future directors and officers of the Corporation and other persons in connection with their service to, or status with, the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity with whom such director, officer or other person is serving at the request of the Corporation.

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                  Section 4.  Nature of Right of Indemnification.

                  The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights to which those seeking indemnification hereunder may be entitled, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were determined to be entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

                  Section 5.  Non-Payment by Corporation.

                  In the event any indemnification or advance of expenses to which a person is entitled under this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. The Corporation shall promptly reimburse the claimant for all costs and expenses, including attorneys' fees, incurred in bringing and pursuing such action, subject to the Corporation's right to recover the amount of such reimbursement in the event and to the extent that it is ultimately determined by the final judgment of a court of competent jurisdiction that the claimant is not entitled to indemnification under this Article.

                             ARTICLE VIII - NOTICES

                  Section 1.   Notices.

                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent, shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by Federal Express or similar overnight courier, by sending such notice by prepaid telegram or mailgram or by sending such notice by telecopy or similar facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by overnight courier, by telegram or mailgram, or by telecopy or similar facsimile shall be the time of the giving of the notice.

                  Section 2.   Waivers.

                  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
                           ARTICLE IX - MISCELLANEOUS

                  Section 1.   Corporate Seal.

                  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer or Secretary or by an Assistant Secretary or Assistant Treasurer.

                  Section 2.   Reliance upon Books, Reports and Records.

                  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

                  Section 3.   Fiscal Year.

                  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

                  Section 4.   Time Periods.

                  In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                             ARTICLE X - AMENDMENTS

                  Section 1.   Amendments.

                  These bylaws may be amended, suspended or repealed in a manner consistent with law at any regular or special meeting of the Board of Directors by vote of a majority of the entire Board or at any stockholders meeting called and maintained in accordance with Article I of these bylaws. Such amendment, suspension or repeal may be evidenced by resolution or as the Board may otherwise deem appropriate.

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